EXHIBIT 4.1






                             PURCHASE AGREEMENT


                                Dated as of

                              October 26, 2000


                                  BETWEEN


                              US AIRWAYS, INC.


                                    AND


                    AIRBUS INDUSTRIE FINANCIAL SERVICES




              CLASS C PASS THROUGH CERTIFICATES, SERIES 2000-3




                              US AIRWAYS, INC.

              CLASS C PASS THROUGH CERTIFICATES, SERIES 2000-3

                             PURCHASE AGREEMENT


                                                        October 26, 2000


Airbus Industrie Financial Services
2nd Floor
George's Dock House
International Financial Services Centre
Dublin 1, Ireland

Dear Sirs:

                  US AIRWAYS, INC., a Delaware corporation (the "Company"), proposes that State Street Bank and Trust Company of Connecticut, National Association, a national banking association, acting not in its individual capacity but solely as pass through trustee (the "Trustee") under the Pass Through Trust Agreement referred to below, issue and sell to Airbus Industrie Financial Services, a corporation formed under the laws of Ireland ("AIFS" or "Purchaser"), its Class C Pass Through Certificates, Series 2000-3 in the aggregate principal amount and with the interest rate and final expected distribution date set forth on Schedule I hereto (the "Class C Certificates") on the terms and conditions stated herein.

                  The Certificates will be issued pursuant to the Pass Through Trust Agreement dated as of October 5, 2000 (the "Basic Agreement"), between the Company and the Trustee, as supplemented with respect to the Class C Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (the "Series C Supplement"), between the Company and the Trustee (the Basic Agreement as supplemented by the Series C Supplement being referred to herein as the "Pass Through Agreement" and the trust created thereby being referred to as the "Class C Trust").

                  The cash proceeds of the offering of Class C Certificates will be paid to First Security Bank, National Association, a national banking association, as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement among the Escrow Agent, AIFS, the Trustee and State Street Bank and Trust Company, as paying agent (the "Paying Agent"), for the benefit of the holders of the Class C Certificates (the "Escrow Agreement"). The Escrow Agent will deposit such cash proceeds (each, a "Deposit") with ABN AMRO Bank N.V., Chicago Branch (the "Depositary"), in accordance with the Deposit Agreement between the Escrow Agent and the Depositary (each, a "Deposit Agreement"), and will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the "Note Purchase Agreement") among the Company, State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as Trustee, as Subordination Agent (as hereinafter defined) and as Paying Agent, and the Escrow Agent. The Escrow Agent will issue receipts to be attached to Class C Certificates ("Escrow Receipts") representing each holder's fractional undivided interest in amounts deposited with such Escrow Agent and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Certificates.

                  Certain amounts of interest payable on the Class C Certificates will be entitled to the benefits of a liquidity facility. Morgan Stanley Capital Services, Inc., a Delaware corporation (the "Liquidity Provider"), will enter into a revolving credit agreement with respect to the Class C Trust (the "Liquidity Facility") to be dated as of the Closing Date for the benefit of the holders of the Class C Certificates. The Liquidity Provider and the holders of the Class C Certificates (as well as the Company's Class G Pass Through Certificates, Series 2000-3 (the "Class G Certificates") and together with the Class C Certificates, the "Pass Through Certificates") will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") among the Trustees, State Street Bank and Trust Company of Connecticut, National Association, as subordination agent and trustee thereunder (the "Subordination Agent"), the Policy Provider and the Liquidity Provider.

                  The Class C Certificates will be offered and sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Class C Certificates. Copies of the Offering Memorandum have been delivered by the Company to the Purchaser pursuant to the terms of this Agreement. Any references herein to the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the resale of the Class C Certificates by the Purchaser.

                  Holders of the Class C Certificates (including the Purchaser and their direct and indirect transferees) will be entitled to the benefits of a Registration Agreement, substantially in the form attached hereto as Annex A (the "Registration Agreement") on the terms and to the extent specifically set forth therein, pursuant to which the Company will agree to file, upon receipt of a written demand notice by AIFS (and no other Holder), as contemplated by the Registration Agreement, with the Securities and Exchange Commission (the "Commission") (i) up to two (2) registration statements under the Securities Act (each an "Exchange Offer Registration Statement") registering an issue of Certificates (the "Exchange Certificates") which are identical in all material respects to the Class C Certificates (except that the Exchange Certificates will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  As used herein, the term Offering Memorandum shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment", and "amend" as used herein with respect to the Offering Memorandum shall include all documents deemed to be incorporated by reference in the Offering Memorandum that are filed with the Commission pursuant to the Exchange Act after the issue date of such Offering Memorandum and on or prior to the completion of the offering.

                  Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Pass Through Agreement, the Note Purchase Agreement or the Intercreditor Agreement referred to in the Pass Through Agreement; provided that, as used in this Agreement, the term "Operative Documents" shall mean the Purchase Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreement, the Liquidity Facility, the Indentures, the Leases, the Note Purchase Agreement, the Participation Agreements, the Trust Agreements, the Pass Through Agreement, the Pass Through Certificates, the Equipment Notes and the Registration Agreement.

                  As used in this Agreement, the term "Financing
Agreements" shall mean with respect to each Aircraft the related FAA Bill of Sale, Trust Indenture and Lease (each as defined in the Participation Agreements).


                  1. Representations and Warranties. The Company hereby represents and warrants to, and agrees with, you that:

                           (a) The Offering Memorandum, as of its date, did
not, and the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (b) The Offering Memorandum, as of its date,
contains or incorporates by reference all of the information that, if requested by a prospective purchaser of the Class C Certificates, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                           (c) Assuming the accuracy of the representations
and warranties of the Purchaser contained in Section 4 and its compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Class C Certificates to the Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Class C Certificates under the Securities Act or to qualify the Pass Through Agreement under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                           (d) The accountants who certified the financial
statements included in or incorporated by reference in the Offering Memorandum are independent public accountants as required by the Securities Act.

                           (e) None of the Company or any Trust is an
"investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and after giving effect to the offering and sale of the Pass Through Certificates and the application of the proceeds therefor as described in the Offering Memorandum, no Trust will be, nor will the escrow arrangements relating to any Trust contemplated by the respective Escrow Agreement result in the creation of, an "investment company", as defined in the Investment Company Act.

                           (f) The Company has complied with all provisions
of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) or is exempt therefrom.

                           (g) The execution and delivery by the Company of
this Agreement, the Pass Through Agreement and the other Operative Documents to which the Company is or will be a party, the consummation by the Company of the transactions contemplated herein and therein and in the Offering Memorandum and compliance with the terms hereof and thereof do not and will not result in any violation of the charter or by-laws of the Company and do not and will not conflict with or violate, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any impermissible lien, charge or encumbrance upon any property or assets of the Company under: (i) any indenture, mortgage or loan agreement, or any other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on the financial condition or on the earnings or business affairs of the Company and its subsidiaries considered as a single entity); (ii) any existing applicable law, rule or regulation; or (iii) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties.

                           (h) No authorization, approval, consent,
license, order of or registration or filing with, or the giving of notice to, any government, governmental instrumentality or court, domestic or foreign, or other regulatory body or authority (other than, in the case of the Class G Pass Through Certificates, with respect to the effectiveness of the Registration Statement under the Securities Act or the qualification of the Pass Through Agreements under the 1939 Act and other than with respect to the securities or Blue Sky laws of the various states) is required to be obtained or made by the Company for the valid authorization, execution, delivery and performance by the Company of this Agreement or any of the Operative Documents to which the Company is or will be a party or the consummation of the transactions contemplated by this Agreement or any such Operative Documents, except such as may be required under (i) in the case of the Class G Pass Through Certificates, the securities or Blue Sky laws of the various states or (ii) the Transportation Code and the Uniform Commercial Code as in effect in Utah and Virginia, which filings or recordings referred to in this clause (ii), with respect to any particular set of Financing Agreements, shall have been made or duly presented for filing or recordation in all material respects or shall be in the process of being duly filed or filed for recordation in all material respects, on or prior to the applicable Delivery Date (as defined in the Participation Agreements) for the Aircraft related to such Financing Agreements.

                           (i) This Agreement has been duly authorized by
all necessary corporate action and duly executed and delivered by the Company. The Operative Documents to which the Company will be a party will be duly executed and delivered by the Company on or prior to the Closing Date (as defined herein) or the applicable Delivery Date (as defined in the Participation Agreements), as the case may be.

                           (j) The Operative Documents to which the Company
is or will be a party have been duly authorized by all necessary corporate action, will each be substantially in the form heretofore supplied to you and will constitute, when duly executed and delivered by the Company (assuming that such Operative Documents constitute valid and binding obligations of each other party thereto), valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability thereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the 1939 Act. The Class C Certificates and the Operative Documents to which the Company is, or is to be, a party, will conform in all material respects to the descriptions thereof in the Offering Memorandum.

                           (k) When executed, issued, authenticated and
delivered pursuant to the provisions of the Pass Through Agreement and sold and paid for as provided in this Agreement, the Class C Certificates will constitute valid and legally binding obligations of the Trustee enforceable in accordance with their terms, except to the extent that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Class C Certificates will be entitled to the benefits provided by the Pass Through Agreement. When executed, authenticated, issued and delivered in the manner provided for in the Escrow Agreement to which the Class C Pass Through Trustee is a party, the Escrow Receipt will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreement.

                           (l) The Equipment Notes to be issued under each
applicable Indenture, when duly executed and delivered by the related Owner Trustee or the Company, as the case may be, and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of such Owner Trustee or the Company, as the case may be, enforceable in accordance with their terms, except that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the holders thereof will be entitled to the benefits of such Indenture.

                           (m) No Appraiser (as defined in the Offering
Memorandum) is an affiliate of the Company or has a substantial interest, direct or indirect, in the Company. None of the officers and directors of any Appraiser is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                           (n) The Class C Certificates satisfy the
eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                           (o) Neither the Company nor any of its
affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Class C Certificates in a manner that would require registration of the Class C Certificates under the Securities Act.

                           (p) None of the Company or any of its affiliates
or any other person acting on its or their behalf has engaged, in connection with the offering of the Class C Certificates, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to Purchaser, or to counsel for the Purchaser, on the Closing Date and in connection with this Agreement or the offering of the Certificates, shall be deemed a representation and warranty by (and only by) the Company to the Purchaser as to the matters covered thereby.

                  2. Purchase and Delivery. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to cause the Trustee to sell to AIFS, and AIFS agrees to purchase from the Trustee the principal amount of Class C Certificates at a purchase price of 100% of the aggregate stated principal amount thereof (the "Purchase Price"). Concurrently with the issuance and sale of the Class C Certificates, the Company shall cause the Escrow Agent to issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreement, which Escrow Receipts shall be attached to the related Class C Certificates.

                           (b) Delivery of and payment of the Purchase
Price for the Class C Certificates to be purchased by you (with attached Escrow Receipts) shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 (or at such other place as shall be agreed upon by you and the Company) at 10:00 A.M., New York City time, on the date hereof or such other date (which date shall be no later than the seventh business day after the date hereof), time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Class C Certificates (with attached Escrow Receipts) being herein called the "Closing Date"). Delivery of the Class C Certificates (with attached Escrow Receipts) issued by the Class C Trust shall be made to an account designated by you in writing to the Company at the Depository Trust Company ("DTC") against payment by you of the Purchase Price therefor by wire transfer of immediately available funds to the account and in the manner specified in the related Escrow Agreement. The Class C Certificates (with attached Escrow Receipts) issued by the Class C Trust shall be in the form of one or more fully registered global certificates, and shall be deposited with the Class C Trustee as custodian for DTC and registered in the name of Cede & Co.

                           (c) The Company agrees to have the Certificates
(with attached Escrow Receipts) available for inspection and checking by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

                  3. Conditions to Closing. The obligation of AIFS to purchase and pay for the Class C Certificates pursuant to this Agreement are subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the officers of the Company made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

                           (a) Subsequent to the execution and delivery of
this Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded the Class C Certificates by Moody's Investor Service or Standard & Poor's Ratings Service set forth in the Offering Memorandum other than a downgrade caused by a downgrade in the rating of the Company.

                           (b) (i) Each of the representations and
warranties of the Company contained herein shall be true and correct as of the Closing Date (except to the extent that a representation or warranty expressly relates to an earlier or later date, in which case it will be true and correct as of such date); (ii) each of the conditions precedent set forth in Section 6 of that certain Letter Agreement, dated as of October 31, 1997, as amended, (the "Letter Agreement") among AVSA, S.A.R.L. ("AVSA"), the Company and US Airways Group, Inc. ("Group") shall have been satisfied; (iii) no Termination Event as described in Section 7 of the Letter Agreement shall have occurred; and (iv) the Company shall have performed in all material respects all of its obligations to be performed hereunder on or prior to the Closing Date; provided that the condition set forth in Section 6(b) of the Letter Agreement shall be deemed satisfied if the Company delivers to the Indenture Trustee an opinion with respect to
Section 1110 of the U.S. Bankruptcy Code meeting the requirements described in the section of the Offering Memorandum captioned "Description of Equipment Notes-Remedies"; and AIFS shall have received on the Closing Date a certificate, dated the Closing Date and signed by a Vice President or Treasurer of the Company, to the effect that each of the foregoing clauses
(i) through (iv) is true as of the Closing Date. The officer signing and delivering such certificate may rely on the best of his or her knowledge.

                           (c) AIFS shall have received on the Closing Date
an opinion, dated the Closing Date, from the General Counsel, Deputy General Counsel or Associate General Counsel of the Company, in form satisfactory to AIFS and AIFS' counsel, to the effect that:

                                    (i) The Company has been duly
         incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority under such laws to own its properties, to conduct its business as described in the Offering Memorandum, to enter into this Agreement and each of the Operative Documents to which it is a party and to perform its obligations hereunder and thereunder (except where the failure to have such power or authority would not have a material adverse effect on the Company); and the Company is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company);

                                    (ii) The Company is an "air carrier"
         and a "citizen of the United States" within the meaning of the Transportation Code, and holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the United States Code; the descriptions in the Offering Memorandum with respect to statutes, contracts, administrative orders and regulations and legal and governmental proceedings are accurate and fairly summarize the information that would be required to be shown (if the Offering Memorandum were subject to the Securities Act of 1933, as amended (the "1933 Act")); and there are, to the best of our counsel's knowledge, no statutes, administrative orders or regulations or pending or threatened legal or governmental proceedings which would be required to be described in the Offering Memorandum (if the Offering Memorandum were subject to the 1933 Act) which are not described as required, nor any contracts or documents of a character that would be required to be described or referred to in the Offering Memorandum (if the Offering Memorandum were subject to the 1933 Act), that are not so described, referred to or filed as would be so required;

                                    (iii) The statements in the Offering
         Memorandum as to the routes that the Company presently operate or is authorized to operate are correct in all material respects. Except as disclosed in the Offering Memorandum, no action or proceeding has been instituted or to such counsel's knowledge, has been threatened by the United States Department of Transportation, the Federal Aviation Administration or the aeronautical authorities of any other country that would impair the Company's ability to operate such routes;

                                    (iv) This Agreement has been duly
         authorized, executed and delivered by the Company;

                                    (v) No authorization, approval,
         consent, license, order of, or registration with, or the giving of notice to, any government, governmental instrumentality, or court, domestic or foreign, or other regulatory body or authority (other than, in the case of the Class C Certificates, with respect to the qualification of the Basic Agreement under the 1939 Act and other than, in the case of the Class C Certificates, with respect to the securities or Blue Sky laws of the various states and with respect to any registration, filing or recording that may be required under the Transportation Code and the Uniform Commercial Code as in effect in various jurisdictions) is required to be obtained or made by the Company for the valid authorization, issuance, sale and delivery of the Class C Certificates and the Equipment Notes relating thereto or for the valid authorization, execution, delivery and performance by the Company of this Agreement and each of the Operative Documents to which the Company is or will be a party or the consummation of the transactions contemplated by this Agreement and such Operative Documents;

                                    (vi) The execution and delivery by the
         Company of this Agreement and the Operative Documents to which the Company is or will be a party, the issuance and sale of the Class C Certificates and the related Equipment Notes, the issuance of the Escrow Receipts attached to the Class C Certificates, the consummation by the Company of the transactions contemplated herein and therein and in the Offering Memorandum and compliance with the terms hereof and thereof do not and will not result in any violation of the charter or by-laws of the Company and do not and will not conflict with or violate, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any impermissible lien, charge or encumbrance upon any property or assets of the Company under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company is a party or by which either it be bound or to which any of its properties may be subject (except for such conflicts, breaches, defaults, violations, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on the financial condition or on the earnings or business affairs of the Company and its subsidiaries considered as a single entity); (B) any existing applicable law, rule or regulation (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion); or (C) any judgment, order or decree known to such counsel of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties;

                                    (vii) No default exists in the
         performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed as an exhibit to the Registration Statement on Form S-3 (File No. 333-47348) filed by the Company with the Securities and Exchange Commission (the "Registration Statement");

                                    (viii) Except as disclosed in the
         Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such counsel, threatened against or affecting the Company that might reasonably be expected to result in any material adverse change in the financial condition or in the earnings or business affairs of the Company, or that could adversely affect the consummation of the transactions contemplated by this Agreement or any of the other Operative Documents to which the Company is or will be a party; and

                                    (ix) Such counsel has participated in
         the preparation of the Offering Memorandum and the documents incorporated by reference in the Offering Memorandum and such counsel has no reason to believe that the Offering Memorandum or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, and except for the Statement of Eligibility on Form T-1 of the Trustee as to which such counsel need express no opinion), at the time the Offering Memorandum was issued, at the time any amended or supplemental Offering Memorandum was issued or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (d) You shall have received on the Closing Date
an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit A hereto.

                           (e) You shall have received on the Closing Date
an opinion of Bingham Dana, LLP, counsel for State Street Bank and Trust Company of Connecticut, National Association, individually and as Trustee, Subordination Agent and Paying Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit B hereto.

                           (f) You shall have received on the Closing Date
an opinion of Ray, Quinney & Nebeker, counsel for the Escrow Agent, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit C hereto.

                           (g) You shall have received an the Closing Date
an opinion of Shearman & Sterling, counsel for the Liquidity Provider, dated the Closing Date, in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit D hereto.

                           (h) You shall have received on the Closing Date
an opinion of Vedder, Price, Kaufman & Kammholz, counsel for the Depositary for the Class C Trust, dated the Closing Date, and an opinion of in-house counsel to the Depositary, dated the Closing Date, each in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibit E hereto.

                           (i) Each of the Appraisers shall have furnished
to AIFS a letter from such Appraiser, addressed to the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates; (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates; and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                           (j) At the Closing Date, each of the Operative
Documents (other than the Indentures, Leases and Participation Agreements) shall be duly executed and delivered by each of the parties thereto; the representations and warranties of the Company contained in each of such executed Operative Documents shall be true and correct in all material respects as of the Closing Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date) and you shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to such effect.

                           (k) [Reserved.]

                           (l) The Class G Certificates (with attached
Escrow Receipts) in the amount and containing the terms described in the Offering Memorandum shall be concurrently issued and purchased by the Underwriters.

                  4. Representations and Warranties of the Purchaser. AIFS represents and warrants to the Company and the Class C Trust that:

                           (a) It understands that any subsequent transfer
of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Agreement relating to the Class C Certificates and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Class C Certificates except in compliance with or pursuant to a transaction exempt from, such restrictions and conditions and the Securities Act.

                           (b) It understands that the Class C Certificates
have not been registered under the Securities Act, are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act and that the Class C Certificates may not be reoffered or resold except as permitted in the following sentence. It agrees that, if it should sell any Class C Certificate within two years after the later of the original issuance of such Class C Certificate and the last date on which such Class C Certificate is owned by US Airways, the Trustee or any affiliate of any of such persons, it shall do so only (A) to US Airways, Inc., (B) to a person who it reasonably believes is a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act,
(C) to an institutional "accredited investor" acquiring $100,000 or more aggregate principal amount of such Certificate that, prior to such transfer, furnished to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of such Certificate (the form of which letter can be obtained from the Trustee), (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (E) in accordance with another exemption from the Securities Act or (F) pursuant to an effective registration statement under the Securities Act; and it further agrees to provide to any person purchasing any of the Certificates from it (other than pursuant to clauses (D) and (F) above) a notice advising such purchaser that resales of such Certificates are restricted as stated in the Trust Supplement No. 2000-3C.

                           (c) It understands that, on any proposed resale
of any Class C Certificates as contemplated by clause (B) of paragraph (b) above, it shall be required to furnish to US Airways and to the Trustee such certifications, legal opinions and other information as US Airways and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. It further understands that the Class C Certificates purchased by it shall bear a legend to the foregoing effect.

                           (d) It is an institutional "accredited investor"
(as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Class C Certificates, and it and any accounts for which it is acting are each able to bear the economic risks of its or their investments.

                           (e) It is not acquiring the Class C Certificates
with plan assets of any plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

                  5. Further Agreements of the Company. The Company agrees with the Purchaser:

                           (a) At any time prior to the first to occur of
(i) the date on which the Purchaser receives freely transferable Exchange Certificates in a Registered Exchange Offer (including as a result of the Purchaser having to deliver a prospectus in connection with any resale of Exchange Certificates), (ii) the date on which a Shelf Registration Statement is declared effective, (iii) the date on which the Purchaser ceases to own any Securities (each of the foregoing capitalized terms are used as defined in the Registration Agreement) and (iv) the date that is the second anniversary of the Closing Date (the "Applicable Date"), to advise the Purchaser promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Purchaser promptly of any order preventing or suspending the use of the Offering Memorandum, of any suspension of the qualification of the Class C Certificates for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                           (b) For so long as the Purchaser owns any
Securities (as defined in the Registration Agreement), to furnish promptly to the Purchaser as many copies of the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                           (c) For so long as the Purchaser owns any
Securities (as defined in the Registration Agreement), prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Purchaser and counsel for the Purchaser and not to effect any such amendment or supplement to which the Purchaser shall reasonably object by notice to the Company after a reasonable period to review;

                           (d) For so long as the Purchaser owns any
Securities (as defined in the Registration Agreement), if, at any time prior to the Applicable Date, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Purchaser or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law (or to contain current financial information, which may be incorporated by reference), at the request of the Purchaser, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                           (e) For so long as the Class C Certificates are
outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Class C Certificates and prospective purchasers of the Class C Certificates designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Class C Certificates and prospective purchasers of the Class C Certificates designated by such holders);

                           (f) For so long as the Purchaser owns any
Securities (as defined in the Registration Agreement), to promptly take from time to time such actions as the Purchaser may reasonably request to qualify the Class C Certificates for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Purchaser may designate and to continue such qualifications in effect until the Applicable Date; and to arrange for the determination of the eligibility for investment of the Class C Certificates under the laws of such jurisdictions as the Purchaser may reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                           (g) Arrange for the Class C Certificates to be
eligible for clearance and settlement through DTC;

                           (h) Not to, and to cause its affiliates not to,
sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Class C Certificates to the Purchaser in a manner which would require registration of the Class C Certificates under the Securities Act;

                           (i) Except following the effectiveness of a
Registration Statement (as defined in the Registration Agreement), not to, and to cause its affiliates not to, authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Class C Certificates by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Class C Certificates as contemplated by this Agreement; and

                           (j) In connection with sales or potential sales
of the Class C Certificates by the Purchaser, the Company agrees to make its officers, employees, independent accountants and legal counsel reasonably available to the Purchaser in connection with each filing of a Form 10-Q, Form 10-K or a Form 8-K by the Company; provided that the reasonable out-of-pocket fees and expenses of the Company incurred in connection therewith for such accountants and legal counsel shall be paid by Purchaser; provided further that if at the time Purchaser requests access to the Company's accountants and legal counsel the Company is engaged in a securities offering and is otherwise making its accountants and legal counsel available in connection therewith Purchaser shall only be responsible for any such expenses that the Company would not otherwise have incurred.

                  6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless AIFS, its affiliates, their respective officers, directors, representatives, employees and agents and each person, if any, who controls AIFS within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

                           (b) In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by AIFS in the case of parties indemnified pursuant to paragraph (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                           (c) To the extent the indemnification provided
for in paragraph (a) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and AIFS, on the other hand, from the offering of the Class C Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and AIFS on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company in connection with the offering of the Class C Certificates shall be deemed to be in the same proportion as the aggregate consideration received by the Class C Trust from the sale by the Class C Trust of the Class C Certificates (or securities which were exchanged for the Class C Certificates) bears to the aggregate consideration received by the Purchaser in connection with the resale of the Class C Certificates, and the Purchaser shall be deemed to have received the rest of the benefits. The relative fault of the Company on the one hand and of AIFS on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by AIFS and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (d) The Company and AIFS agree that it would not
be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (c) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, AIFS shall not be required to contribute any amount in excess of the amount by which the total price at which the Class C Certificates sold by it were sold exceeds the principal amount of such Class C Certificates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of AIFS or any person controlling AIFS or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Class C Certificates. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                           (e) The indemnity and contribution provisions
contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of AIFS or any person controlling AIFS or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Class C Certificates.

                  7. Termination. This Agreement shall be subject to termination in your absolute discretion, by oral notice confirmed in writing, given by you to the Company, if prior to delivery of and payment for the Class C Certificates any of the events described in Section 3(a) or
Section 3(b)(iii) occur, and it shall also automatically terminate immediately if prior to delivery of and payment for the Class C Certificates upon the termination of (x) the Underwriting Agreement, dated as of October 26, 2000, among the Company and Morgan Stanley & Co. Incorporated, Credit Lyonnais Securities (USA) Inc., Deutsche Bank Securities Inc., and SG Cowen Securities Corporation or (y) the Letter Agreement.

                  8. Notices. All notices and other communications under this Agreement shall be in writing, unless otherwise stated herein, and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at 2nd Floor, George's Dock House, International Financial Services Centre, Dublin 1, Ireland, Attention: Legal Department (011-353-1-829-1866 if by telecopy); and notices to the Company shall be directed to it at US Airways, Inc., Crystal Park Four, 2345 Crystal Drive, Arlington, VA 22227,
Attention: Treasurer (703/872-5936 if by telecopy).

                  9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  12. Effect of Operative Documents. (a) The financing contemplated hereby shall constitute (i) a Seller Financing, (ii) a Qualifying Financing Transaction and (iii) a utilization in full of the Seller Commitment (as each such term is defined in the Letter Agreement), in each case with respect to the Aircraft described in the Offering Memorandum, in an amount equal to the aggregate principal amount of the Class C Certificates issued on the Closing Date, less any amount of Deposits returned to AIFS pursuant to the Operative Documents. Solely with respect to the financing contemplated by the Operative Documents, and except as provided in the next succeeding sentence and in Section 13 hereof, the terms and conditions of the Operative Documents will, as of the Closing Date, supersede and replace the general terms and conditions set forth in Sections 3 and 4 of the Letter Agreement. Without limiting or affecting the parties' rights or obligations hereunder or under the Registration Agreement, the terms and conditions set forth (i) under the captions "Transfer Rights" and "Transaction Expenses" in Section 4 of the Letter Agreement and (ii) except as expressly set forth in that certain Consent, Waiver and Acknowledgment Agreement, dated the date hereof, among the Company, Group and AVSA in all sections of the Letter Agreement (other than Sections 3 and 4) shall survive the execution and delivery hereof and of the Operative Documents and the Financing Agreements and shall remain in full force and effect in accordance with their terms, including, without limitation, with respect to the financing contemplated by the Operative Documents.

                           (b) Without limiting the first sentence of
paragraph (a) of this Section 12, neither this Agreement nor the consummation of the financing contemplated hereby shall in any way limit or affect the application of the Letter Agreement to any other proposed utilization of the Seller Commitment.

                  13. Covenants as to Letter Agreement. The Company covenants that the aggregate principal amount of the Series C Equipment Notes issued with respect to all of the Aircraft described in the Offering Memorandum shall not exceed the Seller Commitment. The Company further covenants that the aggregate principal amount of the Series C Equipment Notes issued with respect to each Aircraft described in the Offering Memorandum shall not exceed the Available Per Aircraft Financing Amount (as defined in Section 1(a) of the Letter Agreement) with respect to such Aircraft. The financing of each aircraft will comply with the last sentence of the first paragraph of the section of the Letter Agreement captioned "General Terms and Conditions-Documentation-Tax Indemnities." In addition, the Equipment Notes issued with respect to any aircraft will comply with the final sentence of Section 1(g) of the Letter Agreement. The covenants set forth in this Section 13 shall apply only if AIFS owns one or more Class C Certificates.




                  IN WITNESS WHEREOF, we have executed this Purchase Agreement as of the date first written above.

                                   Very truly yours,

                                   US AIRWAYS, INC.


                                   By:   /s/ Jeffery A. McDougle
                                      ----------------------------------------
                                         Name:  Jeffery A. McDougle
                                         Title: Vice President and Treasurer

Accepted as of the date hereof

Airbus Industrie Financial Services


By:   /s/ Catharine Ennis
   ----------------------------------
     Name:  Catharine Ennis
     Title: Director




                                                                    SCHEDULE I

                     Class C Pass Through Certificates, Series 2000-3


     Pass Through              Aggregate        Interest       Final Expected
Certificate Designation    Principal Amount       Rate        Distribution Date
-----------------------    ----------------       ----        -----------------
        2000-3C              $157,054,000        8.39%          March 1, 2022